UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 11, 2007

Calamos Asset Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-51003 (Commission File Number)	32-0122554 (I.R.S. Employer Identification No.)

2020 Calamos Court Naperville, Illinois (Address of Principal Executive Offices)	60563 (Zip Code)
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200
Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On July 11, 2007 Calamos Asset Management, Inc. (“Corporation”) issued a press release and announced assets under management as of June 30, 2007; the termination of its remaining additional compensation agreements on Calamos Convertible Opportunities and Income Fund (NYSE: CHI) and Calamos Strategic Total Return Fund (NYSE: CSQ); as well as incurring structuring fees on Calamos Global Dynamic Income Fund (NYSE: CHW). A copy of the press release issued by the Corporation is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

99.1	Press release issued by the Corporation on July 11, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.
Date: July 12, 2007	By:	/s/ James S. Hamman, Jr.
James S. Hamman, Jr.
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	July 11, 2007 press release issued by the Corporation announcing assets under management as of June 30, 2007; the termination of its remaining additional compensation agreements on Calamos Convertible Opportunities and Income Fund (NYSE: CHI) and Calamos Strategic Total Return Fund (NYSE: CSQ); as well as incurring structuring fees on Calamos Global Dynamic Income Fund (NYSE: CHW).